UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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DIGITAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

March 31, 2006

DEAR STOCKHOLDER:

You are invited to attend the 2006 Annual Meeting of Stockholders of Digital Realty Trust, Inc. to be held on Monday, May 1, 2006, at 11:00 A.M., local time, at 560 Mission Street, 8th Floor Conference Center (The Mission Room), San Francisco, CA 94105.

The purposes of this year’s Annual Meeting are to:

(i) elect six directors;

(ii) consider and vote upon ratifying the selection of the Company’s independent registered public accounting firm; and

(iii) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice of 2006 Annual Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Michael F. Foust

Chief Executive Officer

DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2006

TO THE STOCKHOLDERS OF DIGITAL REALTY TRUST, INC.

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), will be held on Monday, May 1, 2006, at 11:00 A.M., local time, at 560 Mission Street, 8th Floor Conference Center (The Mission Room), San Francisco, CA 94105, for the following purposes:

•	to elect six directors to a one-year term of office expiring at the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	to consider and vote upon ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Your proxy to vote your shares at the Annual Meeting is solicited by our Board of Directors (the “Board”), which recommends that our stockholders vote FOR the election of the Board’s nominees named on the enclosed proxy card and FOR ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

The Board has fixed the close of business on March 6, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof.

By Order of Our Board of Directors

A. William Stein
Chief Financial Officer,
Chief Investment Officer and Secretary

San Francisco, California

March 31, 2006

If you do not plan to attend the Annual Meeting and vote in person, please sign, date and return your proxy card as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on authorizing a proxy, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. Even if you have authorized your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy to vote your shares is solicited on behalf of the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, May 1, 2006, at 11:00 A.M., local time, or at any postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2006 Annual Meeting. Proxies are solicited to give all stockholders of record at the close of business on March 6, 2006 (the “Record Date”) an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and accompanying proxy card on or about March 31, 2006 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at 11:00 A.M., local time, at 560 Mission Street, 8th Floor Conference Center (The Mission Room), San Francisco, CA 94105.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), as of the Record Date. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

As of the Record Date, 27,370,908 shares of Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees and in favor of ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), so no such matters may be brought to a vote at the Annual Meeting.

If you vote by authorizing a proxy, you may revoke your proxy authorization at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to the Company’s Secretary at the Company’s principal executive office at 560 Mission Street, Suite 2900, San Francisco, California 94105, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting of Shares

Stockholders of record as of the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. If you choose not to attend the Annual Meeting, you may still vote by marking, signing, dating and returning the enclosed proxy card in the envelope that we have provided.

All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the election of the directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratifying the selection of KPMG LLP as our independent registered public accounting firm. For purposes of the vote on ratifying the selection of KPMG LLP as our independent registered public accounting firm, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Solicitation of Proxies

The Company will bear the entire cost of soliciting proxies, including the cost of preparing, assembling and mailing this Proxy Statement, the proxy and any additional information furnished to stockholders by it. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need proof of ownership of our Common Stock as of the Record Date.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO

CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 560 Mission Street, Suite 2900, San Francisco, California 94105, our telephone number is (415) 738-6500 and our website is located at http://www.digitalrealtytrust.com.* References herein to the “Company” refer to Digital Realty Trust, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is March 31, 2006.

ITEM 1	ELECTION OF DIRECTORS

Under the Company’s Charter and the Company’s Bylaws, each member of the Board serves for a one-year term and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the directorship and until such director’s successor is elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the six nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the six director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Richard A. Magnuson, Michael F. Foust, Laurence A. Chapman, Kathleen Earley, Ruann F. Ernst, Ph.D. and Dennis E. Singleton are all of our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as director has been furnished to the Company by the respective individuals.

Nominees for Election for a One-Year Term Expiring at the 2007 Annual Meeting

The following table sets forth the names and ages as of March 1, 2006 of the individuals who are our nominees for election as directors of the Company:

Name	Age
Richard A. Magnuson	48
Michael F. Foust	50
Laurence A. Chapman	56
Kathleen Earley	54
Ruann F. Ernst, Ph.D.	59
Dennis E. Singleton	61

*	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

The following are biographical summaries for our nominees for election as directors of the Company:

Richard A. Magnuson serves as Executive Chairman of our Board of Directors. Mr. Magnuson is a founder of, and since February 2001 has served as Chief Executive Officer of the advisor to, Global Innovation Partners LLC, or “GI Partners,” a private equity fund that was formed to pursue investment opportunities that intersect real estate and technology operating businesses. Since November 1999, Mr. Magnuson has served as Executive Managing Director of CB Richard Ellis Investors, where he formed and continues to manage the investments and activities of GI Partners. From 1994 through 1999, Mr. Magnuson held various positions with Nomura Securities, most recently as Deputy Managing Director of their London-based Principal Finance Group. From 1989 until 1994, Mr. Magnuson was a Director in the Investment Banking division of Merrill Lynch. From 1981 until 1986, Mr. Magnuson worked for Digital Research, the company that developed the personal computer operating system, and founded and sold InterActive Software, a software services company. Mr. Magnuson serves on the board of directors of NYSE-listed Glenborough Realty Trust, a real estate investment trust, or “REIT,” focused on multi-tenant office properties, where he is Chairman of the Nomination and Governance Committee. Mr. Magnuson is also a director of two private companies. Mr. Magnuson holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from Stanford University Graduate School of Business.

Michael F. Foust has served as our Chief Executive Officer and as a Director since our inception. Mr. Foust is a founder of GI Partners and served as a managing director of GI Partner’s advisor from its inception in February 2001 until our initial public offering. During his tenure at GI Partners, Mr. Foust directed technical property acquisitions and portfolio management. Mr. Foust has over 19 years of experience in institutional real estate investments and portfolio management. Prior to the founding of GI Partners, from 1999 to 2001, he was a senior director at CB Richard Ellis Investors. From 1995 to 1999, Mr. Foust was a Senior Vice President at CB Richard Ellis, where he managed regional asset services operations. During the period from 1985 to 1995, Mr. Foust held senior portfolio management and investment positions at UBS Asset Management, Karsten Realty Advisors, and Trammell Crow Company. Prior to his real estate career, from 1979 to 1985, Mr. Foust participated in the origination of two related international telecommunications companies, Consortium Communications International and Progressive Systems Inc. The companies provided message switching and turn-key networks for multinational corporations. Mr. Foust received a Bachelor of Arts degree magna cum laude from Harvard University and a Master of Business Administration degree from Harvard Business School.

Laurence A. Chapman served as Senior Vice President and Chief Financial Officer of Goodrich Corp. from 1999 to 2000. Mr. Chapman served as Senior Vice President and Chief Financial Officer of Rohr, Inc., a $1.2 billion aerospace company, from 1994 until 1999, when Rohr, Inc. merged with Goodrich Corp. His responsibilities at both companies included accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions. Prior to his service at Rohr, Inc., Mr. Chapman was employed at Westinghouse Electric Corporation from 1981 through 1994. From 1992 through 1994, Mr. Chapman was the Vice President and Treasurer of Westinghouse Electric Corporation where he was responsible for the financing activities of Westinghouse Electric Corporation and Westinghouse Credit Corp. His responsibilities included supervising corporate finance, cash and short-term funding, project finance, bank relations and international treasury. Mr. Chapman received a Bachelor of Commerce degree with Distinction from McGill University and a Master of Business Administration degree from Harvard Business School. Mr. Chapman is Chair of our Audit Committee and is a member of our Nominating and Corporate Governance Committee.

Kathleen Earley is President and Chief Operating Officer of TriZetto Group, Inc. From 1994 through September 2001, Ms. Earley was employed at AT&T Corporation. While at AT&T Corporation, Ms. Earley served as Senior Vice President of Enterprise Networking and Chief Marketing Officer, where she oversaw all AT&T Corporation business-related brand, image and advertising and marketing strategy. One of Ms. Earley’s largest contributions was as President of AT&T Data & Internet Services, an $8 billion business unit that provided Internet Protocol (IP), web hosting, data and managed network services. Under her leadership, AT&T’s network became one of the largest Internet backbones in the industry. Prior to joining AT&T Corporation,

Ms. Earley was employed by IBM Corporation for 17 years with positions in sales, marketing, planning and strategy development. Ms. Earley is currently a member of the board of directors of one other publicly held company, Vignette Corp., and one private company. Ms. Earley received a Bachelor of Science degree and a Master of Business Administration degree, both from the University of California, Berkeley. Ms. Earley is Chair of our Nominating and Corporate Governance Committee and is a member of our Compensation Committee.

Ruann F. Ernst, Ph.D. served as Chief Executive Officer of Digital Island, Inc., an e-business delivery network company, from June 1998 through January 2002. Ms. Ernst was Chairperson of the Board of Digital Island from December 1999 through July 2001, when the company was acquired by Cable & Wireless, Plc. From 1988 through 1998, Ms. Ernst worked for Hewlett Packard Company, an electronics equipment and computer company, in various management positions, most recently as General Manager, Financial Services Business Unit. Ms. Ernst is also a director of one for-profit private and two not-for-profit entities and serves on the Business School Advisory Council and Foundation Board of The Ohio State University. Ms. Ernst received a Bachelor of Science, a Master of Science and a Ph.D. from The Ohio State University. Ms. Ernst is a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Dennis E. Singleton was a founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001. Mr. Singleton served as Chief Financial Officer and Director of Spieker Properties, Inc. from 1993 to 1995, Chief Investment Officer and Director from 1995 to 1997 and Vice Chairman and Director from 1998 to 2001. During his tenure, Mr. Singleton was involved in identifying and analyzing strategic portfolio acquisition and operating opportunities and oversaw the acquisition and development of more than 20 million square feet of commercial property. From 2001 to present, Mr. Singleton has managed personal investments in real estate. Mr. Singleton received a Bachelor of Science degree from Lehigh University and a Master of Business Administration degree from Harvard Business School. Mr. Singleton is Chair of our Compensation Committee and is a member of our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. MAGNUSON, FOUST, CHAPMAN AND SINGLETON AND MSES. EARLEY AND ERNST TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2007 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Executive Officers

The following table sets forth the names, ages as of March 1, 2006 and positions of our named executive officers:

Name	Age	Position
Richard A. Magnuson	48	Executive Chairman of the Board
Michael F. Foust	50	Chief Executive Officer and Director
A. William Stein	52	Chief Financial Officer and Chief Investment Officer
Scott E. Peterson	44	Senior Vice President, Acquisitions
Christopher J. Crosby, Jr.	34	Senior Vice President, Sales and Technical Services

The following are biographical summaries for our executive officers other than Messrs. Magnuson and Foust, for whom biographical summaries can be found in the preceding section.

A. William Stein joined GI Partners as a consultant in April 2004 and became our Chief Financial Officer and Chief Investment Officer in July 2004. Mr. Stein has over 20 years of investment, financial and operating management experience in both large company environments and small, rapidly growing companies. Prior to joining our company, Mr. Stein provided turnaround management advice to both public and private companies. From 2000 to 2001, Mr. Stein served as Co-Head of VentureBank@PNC and Media and Communications

Finance at The PNC Financial Services Group where he was responsible for directing the delivery of PNC’s products and services to VentureBank’s high technology and emerging growth client base. Before joining PNC, Mr. Stein was President and Chief Operating Officer of TriNet Corporate Realty Trust, a $1.8 billion REIT that was acquired by Starwood Financial Trust (now called iStar Financial) in late 1999. Prior to being named President of TriNet, Mr. Stein was Executive Vice President, Chief Financial Officer and Secretary. TriNet’s portfolio consisted of office, industrial and retail properties throughout the U.S. Before joining TriNet in 1995, Mr. Stein held a number of senior investment and financial management positions with Westinghouse Electric, Westinghouse Financial Services and Duquesne Light Company. Mr. Stein practiced law for eight years, specializing in financial transactions and litigation. Mr. Stein received a Bachelor of Arts degree from Princeton University, a Juris Doctor degree from the University of Pittsburgh and a Master of Science degree with Distinction from the Graduate School of Industrial Administration at Carnegie Mellon University.

Scott E. Peterson is our Senior Vice President responsible for acquisition activities. Mr. Peterson was a managing director of GI Partners from August 2002 until October 2004. While at GI Partners, Mr. Peterson was responsible for property acquisitions with an emphasis on technical properties. Mr. Peterson has over 17 years of real estate experience and was most recently a Senior Vice President with GIC Real Estate, the real estate investment entity for the Government of Singapore Investment Corporation, from May 1994 to August 2002. Previously, Mr. Peterson was active in investments, development and asset management with LaSalle Partners, a real estate services company and Trammell Crow Company, a real estate developer. Mr. Peterson received a Bachelor of Arts degree from Northwestern University, and a Master of Business Administration from Northwestern University.

Christopher J. Crosby, Jr. is our Senior Vice President responsible for our sales and technical service activities. In October 2004, Mr. Crosby became our Vice President of sales. Since 2003, Mr. Crosby has been a Managing Director of Proferian, LLC, a former service provider to GI Partners. Prior to our initial public offering, Mr. Crosby was responsible for leasing and sales within the GI Partners portfolio with an emphasis on technology-related leasing, including turn-key datacenter space. Mr. Crosby has over 13 years of technology experience. From 2001 to 2002, Mr. Crosby was a consultant for CRG West, LLC, an operating partner of The Carlyle Group formed in 2001 to oversee and enhance strategic telecom assets managed by Carlyle Realty Group. From 1992 to 2001, Mr. Crosby was active in sales, sales management and product development at Nortel Networks, a leading supplier of products and services that support the Internet and other public and private data, voice and multimedia communications networks. Mr. Crosby received a Bachelor of Science degree from the University of Texas at Austin.

Board Governance Documents

The Board maintains charters for all committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics. To view our committee charters, corporate governance guidelines and code of business conduct and ethics, please visit our website at http://www.digitalrealtytrust.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to A. William Stein, Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

Independent Directors

New York Stock Exchange (“NYSE”) listing standards require NYSE-listed companies to have a majority of independent board members and a nominating and corporate governance committee, compensation committee and audit committee each composed solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company’s director independence: (i) a director who is an employee, or whose immediate family member is an executive officer, of such company is not independent until three years after the end of such employment relationship; (ii) a director who receives, or whose immediate family member receives, more than $100,000 during any twelve-month period in direct compensation from such company, other than in director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she last received more than $100,000 in such compensation during any twelve-month period; (iii) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of such company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship; (iv) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company’s present executives serve on the other company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and (v) a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold. The Board by resolution has affirmatively determined that, based on the standards set forth in NYSE rules and our corporate governance documents, all nominees for election to the Board at the 2006 Annual Meeting are independent (the “Independent Directors”), except for Messrs. Magnuson and Foust.

Board Meetings

The Board held seven meetings and the Independent Directors met in executive session four times during 2005. At each executive session of our Independent Directors, a presiding director will be selected by a majority of the directors present. The number of meetings for each Board committee is set forth below under the heading “—Board Committees.” During the year ended December 31, 2005, all of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served. All of the directors attended the 2005 Annual Meeting and the Board expects all directors to attend the 2006 Annual Meeting barring unforeseen circumstances or unresolvable conflicts.

Board Committees

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The function of the Audit Committee is to assist the Board with its oversight responsibilities regarding: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee selects, assists and meets with the independent registered public accounting firm, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that federal securities laws require be included in our annual Proxy Statement. The Audit Committee carries out its responsibilities in accordance with the terms of our Audit Committee Charter, which is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Mr. Chapman is Chair and Ms. Ernst and Mr. Singleton are members of the Audit Committee. The Board has determined that Mr. Chapman is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. The Audit Committee is composed of Independent Directors under the current NYSE listing standards. Such directors also satisfy the independence requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i). During 2005, the Audit Committee met seven times.

Pre-Approval Policy and Procedures

Before the Company’s independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee is required to pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

Information regarding the specific functions performed by the Audit Committee is set forth below in “Audit Matters—Audit Committee Report.”

Compensation Committee

The Compensation Committee establishes, reviews, modifies and approves the compensation and benefits of our named executive officers, administers our 2004 Incentive Award Plan and any other incentive programs and produces an annual report on executive compensation for inclusion in our Proxy Statement. Our Compensation Committee Charter is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Mr. Singleton is Chair and Ms. Earley and Ms. Ernst are members of the Compensation Committee. During 2005, the Compensation Committee met five times. Information regarding the specific functions performed by the Compensation Committee is set forth below in “Executive Compensation—Compensation Committee Report on Executive Compensation.”

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee, whose function is to assist the Board in discharging the Board’s responsibilities regarding (i) the identification of qualified candidates to become Board members, (ii) the selection of nominees for election as directors, (iii) the selection of candidates to fill any vacancies on the Board, (iv) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company, and (v) oversight of the evaluation of the Board and management. Our Nominating and Corporate Governance Committee Charter is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Ms. Earley is Chair and Ms. Ernst and Mr. Chapman are members of the Nominating and Corporate Governance Committee; all are Independent Directors. During 2005, the Nominating and Corporate Governance Committee met once. Further information regarding the Nominating and Corporate Governance Committee is set forth below in “—Qualifications of Director Nominees” and “—Nominating and Corporate Governance Committee’s Process for Considering Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	personal and professional integrity, ethics and values;

(ii)	experience in corporate governance, such as as an officer or former officer of a publicly held company;

(iii)	experience in the Company’s industry;

(iv)	experience as a board member of another publicly held company;

(v)	academic expertise in an area of the Company’s operations; and

(vi)	practical and mature business judgment, including ability to make independent analytical inquiries.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

The Nominating and Corporate Governance Committee shall, at least annually, evaluate the performance of each current director and consider the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or reelected, the Nominating and Corporate Governance Committee shall recommend to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee shall recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “—Qualifications of Director Nominees.”

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in our Articles Supplementary designating a class of preferred stock to elect two directors upon a dividend default), then the nomination or election of such directors shall be governed by such requirements. Additionally, recommendations received from stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

Manner by which Stockholders May Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. All recommendations must be directed to Kathleen Earley, Chair of the Nominating and Corporate Governance Committee, care of A. William Stein, Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105. Recommendations for director nominees to be considered at the 2007 Annual Meeting must be received in writing not later than 5:00 P.M. Pacific Time on December 1, 2006 and not earlier than November 1, 2006. Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•	If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•	If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending stockholder or any member of the recommending stockholder group or has been at any time during the current or preceding calendar year;

•	Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates during the current or preceding calendar year;

•	Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an Independent Director, and (iii) satisfies the standards for our directors set forth above in “—Qualifications of Director Nominees.” In addition, the recommending stockholder must include the consent of the recommended director candidate in the information provided to the Company and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, board membership, would violate controlling state law or federal law.

Stockholder Communications with the Board

Stockholders may send correspondence directed to the Board, care of A. William Stein, Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105. Mr. Stein will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Stein will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Stein will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

Compensation of Directors

Each of our directors who is not an employee of the Company or our subsidiaries receives an annual fee of $20,000 for services as a director and receives $1,500 for each meeting attended in person and $500 for each meeting attended telephonically. Directors who serve on the Audit, Nominating and Corporate Governance and/or Compensation Committees receive a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically. Directors who serve as the chair of one of our committees receive an additional annual retainer of $3,000.

Directors who are employees of the Company or our subsidiaries do not receive compensation for their services as directors.

Our 2004 Incentive Award Plan provides for formula grants of long-term incentive units to non-employee directors. In connection with the consummation of our initial public offering, each of our initial non-employee directors was awarded 6,448 long-term incentive units. On the date of our third and each subsequent Annual Meeting, each of our initial non-employee directors who is reelected to the Board will receive an additional 1,612 long-term incentive units. Similarly, each non-employee director who is initially elected to the Board after our initial public offering will be awarded 6,448 long-term incentive units on the date of his or her initial election and an additional 1,612 long-term incentive units on the date of his or her third and each subsequent reelection to the Board. If a non-employee director does not qualify as an “accredited investor” within the meaning of the federal securities laws on the date the director is to receive long-term incentive units as described above, the director will receive instead of long-term incentive units an equivalent number of fully vested shares of restricted stock at a purchase price equal to the par value of our Common Stock.

ITEM 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2004. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain KPMG LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of KPMG LLP as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of March 6, 2006 the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (“units”) in Digital Realty Trust, L.P., a Maryland limited partnership (our “operating partnership”), of which we are the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock, (ii) directors and executive officers, and (iii) directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Common Stock as opposed to units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Units(2)
Franklin Resources, Inc.(3)	2,759,120	10.1%	4.7%
FMR Corp.(4)	2,730,469	10.0	4.6
Heitman Real Estate Securities LLC(5)	2,057,140	7.5	3.5
Deutsche Bank AG(6)	2,021,200	7.4	3.4
K.G. Redding & Associates, LLC(7)	1,923,000	7.0	3.3
AXA Assurances I.A.R.D. Mutuelle(8)	1,612,228	5.9	2.7
Global Innovation Partners, LLC(9)	23,699,359	46.4	40.2
Cambay Tele.com, LLC and Wave Exchange, LLC(10)	5,935,846	17.8	10.1
Richard A. Magnuson(11)(12)	24,538,823	47.3	41.6
Michael F. Foust(13)	346,736	1.3	*
Laurence A. Chapman	44,448	*	*
Kathleen Earley	6,448	*	*
Ruann F. Ernst	6,448	*	*
Dennis E. Singleton	6,448	*	*
A. William Stein(14)	184,857	*	*
Scott E. Peterson(15)	145,587	*	*
Christopher J. Crosby, Jr.(16)	27,777	*	*
All directors and executive officers as a group	25,204,536	48.1%	42.6%

*	Less than one percent.
(1)	Based on 27,370,908 shares of our Common Stock outstanding as of March 6, 2006. In addition, amounts listed for each individual assume that all units, including vested and unvested long-term incentive units, beneficially owned by such individual are exchanged for shares of our Common Stock, and amounts for all directors and officers as a group assume all vested and unvested long-term incentive units held by them are exchanged for shares of our Common Stock, but none of the units held by other persons are exchanged for shares of our Common Stock.
(2)	Based on a total of 59,024,449 shares of Common Stock and units, including vested long-term incentive units, outstanding as of March 6, 2006, comprising 27,370,908 shares of Common Stock and 31,653,541 units which may be exchanged for cash or shares of Common Stock under certain circumstances.
(3)

Based solely on information contained in a Schedule 13G jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. with the U.S. Securities and Exchange Commission on January 25, 2006. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403. The shares are beneficially owned by one or more investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of Franklin Resources, Inc., including Franklin Advisers Inc. and Franklin Templeton Portfolio Advisors, Inc. (“FTPA”). Franklin Advisers, Inc. and its affiliates disclaim any economic or beneficial ownership interest in the shares. Charles B. Johnson and Rupert H. Johnson are the principal stockholders of Franklin Resources Inc. and they and Franklin resources Inc. disclaim any beneficial ownership in the shares. Each of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson has sole voting or dispositive power with respect to zero shares and shared voting or dispositive power with respect to zero shares. Franklin Advisers, Inc. has sole voting and dispositive power with respect to 2,750,000 shares and shared voting or dispositive power with respect to zero shares. FTPA has sole voting and dispositive power with respect 9,120 shares and shared voting or dispositive power with respect to zero shares. FTPA disclaims voting and dispositive power with respect to the shares to the extent that underlying clients retain such powers.

(4)	Based solely on information contained in a Schedule 13G jointly filed by FMR Corp., Edward C. Johnson III and Fidelity Management and Research Company with the U.S. Securities and Exchange Commission on February 14, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III is the chairman of FMR Corp. FMR Corp. has sole voting power with respect to 840,900 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 2,730,469 shares and shared dispositive power with respect to zero shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,989,969 shares as a result of acting as an investment adviser to various investment companies. Each of Edward C. Johnson III and FMR Corp. has sole dispositive power with respect to these 1,989,969 shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 740,500 shares as a result of serving as investment manager of various institutional accounts. Each of Edward C. Johnson III and FMR Corp. has sole dispositive and voting power with respect to these 740,500 shares.
(5)	Based solely on information contained in a Schedule 13G filed by Heitman Real Estate Securities LLC with the U.S. Securities and Exchange Commission on February 6, 2006. The address of Heitman Real Estate Securities LLC is 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606. Heitman Real Estate Securities LLC has sole voting power with respect to 1,495,582 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 2,057,140 shares and shared dispositive power with respect to zero shares.
(6)	Based solely on information contained in a Schedule 13G filed by Deutsche Bank AG, RREEF America, L.L.C., Deutsche Bank Trust Company Americas and Deutsche Asset Management Inc. with the U.S. Securities and Exchange Commission on February 7, 2006. The address of Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. Deutsche Bank AG has sole voting power with respect to 2,012,100 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 2,021,200 shares and shared dispositive power with respect to zero shares. RREEF America, L.L.C. has sole voting and dispositive power with respect to 2,012,100 shares and shared voting or dispositive power with respect to zero shares. Deutsche Bank Trust Company Americas has sole or shared voting power with respect to zero shares, sole dispositive power with respect to 4,300 shares and shared dispositive power with respect to zero shares. Deutsche Asset Management Inc. has sole or shared voting power with respect to zero shares, sole dispositive power with respect to 4,800 shares and shared dispositive power with respect to zero shares.
(7)	Based solely on information contained in a Schedule 13G filed by K.G. Redding & Associates, LLC with the U.S. Securities and Exchange Commission on January 17, 2006. The address of K.G. Redding & Associates, LLC is One North Wacker Drive, Suite 4343, Chicago, Illinois 60606. The shares are owned by investment advisory clients of K.G. Redding & Associates, LLC. K.G. Redding & Associates, LLC has sole voting power with respect to 668,600 shares, sole dispositive power with respect to 1,923,000 shares and shared voting or dispositive power with respect to zero shares.
(8)	Based solely on information contained in a Schedule 13G filed by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA, and AXA Financial, Inc. with the U.S. Securities and Exchange Commission on February 14, 2006. The address of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle is 26, rue Drouot, 75009 Paris, France; the address of AXA is 25 avenue Matignon, 75008 Paris, France; and the address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. Each of the filing parties has sole voting power with respect to 1,510,303 shares, shared voting power with respect to 13,225 shares, sole dispositive power with respect to 1,612,228 shares and shared dispositive power with respect to zero shares.

(9)	Amount shown reflects the number of units owned by Global Innovation Partners, LLC (“GI Partners”). GI Partners is a Delaware limited liability company managed by Global Innovation Manager, LLC and Global Innovation Advisor, LLC. These entities are managed by a single management committee of which the current members are Richard A. Magnuson, Robert H. Zerbst, William M. Harris and Eric Harrison. Units do not have voting power.
(10)	Reflects the number of units that are owned by Cambay Tele.com, LLC and Wave Exchange, LLC, which are managed by a single management committee. The inclusion of Cambay Tele.com, LLC and Wave Exchange, LLC in the table above shall not be deemed to be an admission that such entities or their members are, for purposes of Section 13 or Section 16 of the Securities Exchange Act of 1934 or the rules and regulations thereunder, the beneficial owners of the shares that may be received by any of them upon exchange of their units. The address of Cambay Tele.com, LLC and Wave Exchange, LLC is care of The Cambay Group, Inc., 2999 Oak Road, Suite 400, Walnut Creek, California 94957.
(11)	Includes 808,149 vested long-term incentive units and 31,315 stock options to purchase shares of our Common Stock.
(12)	Mr. Magnuson is the chief executive officer of the advisor to GI Partners and may be considered to have beneficial ownership of GI Partners’ interest in us. Mr. Magnuson disclaims beneficial ownership of all such units. See note 9 above.
(13)	Includes 274,771 vested and 40,650 unvested long-term incentive units and 31,315 stock options to purchase shares of our Common Stock.
(14)	Includes 141,426 vested and 23,228 unvested long-term incentive units and 20,203 stock options to purchase shares of our Common Stock.
(15)	Includes 105,059 vested and 20,325 unvested long-term incentive units and 20,203 stock options to purchase shares of our Common Stock.
(16)	Includes 16,163 vested and 11,614 unvested long-term incentive units.

EXECUTIVE COMPENSATION

The following table sets forth the annual base salary, bonus and other compensation paid for 2005 and for the period from the closing of our initial public offering on November 3, 2004 through December 31, 2004 to our Chief Executive Officer and our four other most highly compensated executive officers (our “Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation		All Other Compensation ($)
Name and Principal Position		Base Salary ($)(1)	Bonus($)(2)	Other Annual Compensation ($)	Long-Term Incentive Awards($)(3), (4), (5), (6)	Securities Underlying Options(#)
Richard A. Magnuson,	2005	150,000	225,000	—	—	—	—
Executive Chairman	2004	26,731	40,100	—	9,697,788	125,263	—
Michael F. Foust,	2005	350,000	262,500	—	763,407	—	—
Chief Executive Officer	2004	62,372	46,800	—	3,297,252	125,263	—
A. William Stein,	2005	290,000	217,500	—	436,222	—	—
Chief Financial Officer and Chief Investment Officer	2004	51,679	38,800	—	1,697,112	80,815	—
Scott E. Peterson,	2005	250,000	187,500	—	381,704	—	—
Senior Vice President, Acquisitions	2004	44,551	33,400	—	1,260,708	80,815	—
Christopher J. Crosby, Jr.	2005	170,128	170,128	—	218,111	50,000	—
Senior Vice President, Sales and Technical Services	2004	26,731	26,700	—	193,956	60,611	—

(1)	Amounts received in base salary for 2004 are for the partial year beginning with the closing of our initial public offering on November 3, 2004 and ending on December 31, 2004.
(2)	Under the terms of their employment agreements, for 2005 our named executive officers were eligible to receive annual bonuses with targets and maximums as a percentage of base salary as follows: Mr. Magnuson, 100% and 150%; Messrs. Foust, Stein and Peterson, 50% and 75%; and Mr. Crosby, 75% and 100%. The amounts in this column represent awards earned during the specified year and paid in the following year.
(3)	Excludes class C profits interest units. See “—Long-Term Incentive Plans.”
(4)	In 2005, pursuant to our 2004 Incentive Award Plan, Mr. Foust was granted 40,650 long-term incentive units; Mr. Stein was granted 23,228 long-term incentive units; Mr. Peterson was granted 20,325 long-term incentive units; and Mr. Crosby was granted 11,614 long-term incentive units. Twenty percent of the long-term incentive units will vest on October 1, 2006 and an additional 1/60th of the units will vest on the date of each monthly anniversary thereafter. However, all of the units will vest immediately upon a change in control of the Company. The long-term incentive units granted in 2005 are entitled to quarterly distributions prior to vesting. The dollar value of the long term incentive units granted in 2005 is based upon the per share closing market price of our Common Stock of $18.78 on October 27, 2005, the date of issuance of the units.
(5)	In 2004, in connection with the consummation of our initial public offering, Messrs. Magnuson, Foust, Stein, Peterson and Crosby were granted 808,149, 274,771, 141,426, 105,059 and 16,163, respectively, vested long-term incentive units pursuant to our 2004 Incentive Award Plan. The long-term incentive units granted in connection with our initial public offering are entitled to quarterly distributions from our operating partnership. The dollar value of the long term incentive units granted in 2004 is based upon the initial public offering price of our Common Stock of $12.00 per share.

(6)	The number and aggregate value of all long-term incentive units, excluding class C units (see “—Long-Term Incentive Plans”) held by each of the Named Executive Officers, based upon the per share closing market price of our Common Stock of $22.63 on December 30, 2005 is as follows: Mr. Magnuson held 808,149 units for an aggregate value of $18,288,411; Mr. Foust held 315,421 units for an aggregate value of $7,137,977; Mr. Stein held 164,654 units for an aggregate value of $3,726,120; Mr. Peterson held 125,384 units for an aggregate value of $2,837,440; and Mr. Crosby held 27,777 units for an aggregate value of $628,594.

Stock Options

The following table provides information concerning grants of options to purchase our Common Stock made during 2005 to each of our Named Executive Officers. The percentage of total options granted to our employees in 2005 is based on total options granted to employees of 189,000 shares.

All of the options in the table were granted under our 2004 Incentive Award Plan. Each option has a maximum term of ten years, subject to earlier termination if the optionee’s services are terminated. Twenty percent of the options granted in 2005 will vest one year after the date of grant and thereafter 1/60th will vest monthly so that the options will be fully vested on the fifth anniversary of the grant date. The exercise prices of such options are equal to the fair market value of our Common Stock on the date of grant.

The amounts shown in the table as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our Common Stock from the fair market value on the date of grant. The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of the future price of our Common Stock. Actual gains, if any, on stock option exercises depend on the future performance of our Common Stock.

Option Grants in 2005

	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2005	Exercise Price per Common Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term($)
Name					5%	10%
Richard A. Magnuson	—	—	—	—	—	—
Michael F. Foust	—	—	—	—	—	—
A. William Stein	—	—	—	—	—	—
Scott E. Peterson	—	—	—	—	—	—
Christopher J. Crosby, Jr.	50,000	26.5	20.37	11/08/15	640,529	1,623,227

Aggregated Option Exercises in the Last Fiscal Year

and Fiscal Year-End Option Values

The following table sets forth the number of options to purchase shares of our Common Stock exercised by our Named Executive Officers in 2005 and the number of shares of Common Stock covered by the stock options held by each of these officers as of December 31, 2005. The value of unexercised in-the-money options is based on the closing price of a share of Common Stock, as reported on the New York Stock Exchange, on December 30, 2005 of $22.63, minus the exercise price, multiplied by the number of shares underlying the options. An option is “in-the-money” if the fair market value of the shares of Common Stock underlying the option exceeds the option exercise price.

	Shares Acquired on Exercise(#)	Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised in-the-Money Options at Year-End($)
Name		Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Magnuson	—	31,315	93,948	332,878	998,667
Michael F. Foust	—	31,315	93,948	332,878	998,667
A. William Stein	—	20,203	60,612	214,758	644,306
Scott E. Peterson	—	20,203	60,612	214,758	644,306
Christopher J. Crosby, Jr.	15,152	—	95,459	—	596,229

Long-term Incentive Plans

The following table provides information concerning grants of class C profits interest units (“class C units”) made during 2005 to each of our Named Executive Officers. In 2005, pursuant to our 2004 Incentive Award Plan, Messrs. Magnuson, Foust, Stein, Peterson and Crosby were granted 333,333, 250,000, 166,667, 166,667 and 80,000 class C units, respectively. The class C units will begin to vest on September 30, 2008, or upon an earlier change in control of our company, based on our achievement of a 10% or greater compound annual total stockholder return (which we refer to as the “performance condition”) combined with the recipient’s continued service with our company or our operating partnership.

If we achieve a compound annual total stockholder return equal to at least 10% over a period commencing on October 1, 2005 and ending on the earlier of September 30, 2008 and the date of a change in control of our company, the performance condition will be deemed satisfied with respect to a number of class C units that is based on the executive’s allocated percentage of an aggregate performance award pool. The aggregate amount of the performance award pool will be equal to 7% of the “excess stockholder value” created during the applicable performance period, but in no event will the amount of the pool exceed the lesser of $40,000,000 or the value of 2.5% of the total number of shares of our Common Stock and limited partnership units of our operating partnership at the end of the performance period. Under the Class C Profits Interest Units Agreements, “excess stockholder value” is equal to the excess of (x) the aggregate market value of the total number of shares of Common Stock and units outstanding at the end of the performance period, plus the cumulative value of dividends paid during the performance period (assuming reinvestment in our Common Stock), over (y) the aggregate market value of the Common Stock and units as of October 1, 2005 earning a compound annual rate of return equal to 10% during the performance period, plus the aggregate market value of new shares of Common Stock and units issued by our company or our operating partnership during the performance period earning a compound annual rate of return equal to 10% from the date of issue through the end of the performance period. In the event that the value of the executive’s allocated portion of the award pool that satisfies the performance condition equates to a number of class C units that is greater than the number of class C units awarded to the executive, we will make an additional payment to the executive in the form of a number of shares of our restricted stock equal to the difference.

The class C units awarded to Messrs. Magnuson, Foust, Stein, Peterson and Crosby represent allocated percentages of the aggregate performance award pool of 25%, 18.75%, 12.5%, 12.5% and 6.0%, respectively.

If the performance condition and the other vesting conditions are satisfied with respect to a class C unit, the class C unit will be treated in the same manner as the long-term incentive units issued by our operating partnership. For additional information about our class C units, see “—Equity Compensation Plan Information—Class C Profits Interest Units.”

Long-Term Incentive Plans—Awards in 2005

Name	Number of Class C Profits Interest Units (#)	Performance Period
Richard A. Magnuson	333,333	*
Michael F. Foust	250,000	*
A. William Stein	166,667	*
Scott E. Peterson	166,667	*
Christopher J. Crosby, Jr.	80,000	*

*	Beginning three years after the date of grant, provided the performance condition and other vesting conditions are satisfied, class C units vest over a two-year period. For more information about the vesting conditions of class C units, see the preceding text and “—Equity Compensation Plan Information—Class C Profits Interest Units.”

Employment Agreements

We have entered into employment agreements, effective as of October 27, 2004, with Messrs. Foust, Stein, Peterson and Crosby. The employment agreements provided for Mr. Foust to serve as our Chief Executive Officer, Mr. Stein to serve as our Chief Financial Officer and Chief Investment Officer, Mr. Peterson to serve as our Senior Vice President, Acquisitions and Mr. Crosby to serve as Vice President of Sales. Mr. Crosby is currently our Senior Vice President, Sales and Technical Services.

The employment agreements with Messrs. Foust and Stein have terms ending on November 3, 2006. The employment agreements with Mr. Peterson and Mr. Crosby provide that their employment with us is “at-will” and may be terminated by either them or us upon 30 days’ advance written notice.

The employment agreements provide for (i) an annual base salary of $350,000 for Mr. Foust, $290,000 for Mr. Stein, $250,000 for Mr. Peterson and $150,000 for Mr. Crosby, subject to increase in accordance with our policies as in effect from time to time, (ii) eligibility for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance goals established in accordance with the terms of such plan, and (iii) medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives. Target and maximum annual bonus for Messrs. Foust, Stein and Peterson were initially 50% and 75%, respectively, of their base salaries. Target and maximum annual bonus for Mr. Crosby were initially 75% and 100%, respectively, of his base salary. With respect to Messrs. Foust and Stein, these bonus provisions will apply until the earliest to occur of (i) the first material modification of the bonus plan (within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)), (ii) the expiration of the bonus plan, (iii) our first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurs, or (iv) such other date required by Section 162(m) of the Code.

For 2006, annual base salaries were set at $425,000 for Mr. Foust, $340,000 for Mr. Stein, $300,000 for Mr. Peterson and $200,000 for Mr. Crosby. For 2006, Mr. Peterson is eligible to receive a bonus of up to 100% of his base salary and Mr. Crosby is eligible to receive bonuses of up to $400,000.

The employment agreements of Messrs. Foust, Stein and Peterson also provide that if an executive’s employment is terminated by us without “cause” or, in the case of Messrs. Foust and Stein, by the executive for “good reason” (each as defined in the employment agreements), then, subject to the executive’s execution and non-revocation of a general release of claims, the executive will be entitled to receive a lump-sum severance payment in an amount equal to 100% (in the case of Messrs. Foust and Stein) or 50% (in the case of Mr. Peterson) of the sum of his then current annual base salary plus target annual bonus. If, however, such termination occurs within one year after a change in control of our company or within the six-month period immediately preceding a change in control in connection with the change in control, the amount of the executive’s severance payment will be equal to 200% (in the case of Messrs. Foust and Stein) or 100% (in the case of Mr. Peterson) of the sum of his then current annual base salary and target annual bonus (or if greater, the executive’s annual bonus for the preceding year). In addition, in such event, all outstanding stock options and other equity-based awards held by the executive will become fully vested and exercisable on the later to occur of the termination of employment or the change in control. The executive will not be entitled to any such payment or benefit if the termination of his employment results from his disability or death. Mr. Foust’s and Mr. Stein’s employment agreements provide that if their employment is terminated by us within the six months prior to, or twelve months after, a change in control, the termination will be presumed to be without cause. Mr. Crosby’s employment agreement provides that if we terminate his employment without cause (as defined in the employment agreement) then, subject to his execution and non-revocation of a general release, he will be entitled to six months’ salary continuation at a rate equal to his then current base salary.

In the event that Mr. Foust or Mr. Stein voluntarily terminates his employment without good reason prior to the end of the employment term, the employment agreement provides that we may elect to retain him as a consultant for a period ending not later than the earlier of the first anniversary of his termination of employment or November 3, 2006. Under this arrangement, the executive is obligated to perform up to 10 hours of consulting services per month and we will pay him a consulting fee in an amount equal to the base salary that he would have received for the consulting period had he remained employed by us. Subject to the executive’s compliance with the confidentiality, non-solicitation and non-compete covenants discussed below, the consulting fee is payable in full in a lump-sum upon completion of the consulting period.

Messrs. Foust and Stein are each entitled to an additional tax gross-up payment under their employment agreements if any amounts paid or payable to the executive would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The employment agreements also contain standard confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of the executive’s employment and for a one-year period thereafter (six months in the case of Messrs. Peterson and Crosby) or, in the case of Messrs. Foust and Stein, for the duration of the consulting period, if later. In addition, Messrs. Foust’s and Stein’s employment agreements provide that they generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of their employment with us or the period during which they are providing consulting services to us. This covenant will not prohibit Messrs. Foust or Stein from making investments in which they own less than a 9.5% beneficial interest and have no active management role and, under limited circumstances, investments in which they own more than a 9.5% interest.

Executive Chairman Agreement

We have entered into an agreement with Mr. Magnuson, effective as of October 27, 2004, pursuant to which we and our operating partnership employ him as Executive Chairman of our Board of Directors. Mr. Magnuson’s employment agreement has a term ending on November 3, 2006. The agreement subjects Mr. Magnuson to the confidentiality, non-solicitation and non-compete covenants discussed below. Under the agreement, Mr. Magnuson has agreed to waive his right to receive all cash compensation payable to him for serving as a member of our Board of Directors. This waiver will remain in effect until such time as GI Partners ceases to own at least a 10% beneficial interest in our operating partnership (on a fully diluted basis). Prior to that time, Mr. Magnuson will be entitled to base compensation during his employment equal to $150,000 per year and an annual bonus based on the satisfaction of performance goals established under our applicable bonus plan. During this period, Mr. Magnuson’s target and maximum annual bonus will be 100% and 150%, respectively, of his annual base compensation. Effective at such time as GI Partners ceases to own such a 10% beneficial interest, and continuing during his employment, Mr. Magnuson will be entitled to base compensation equal to $300,000 per year and an annual bonus based on the satisfaction of performance goals established under our applicable bonus plan. Mr. Magnuson’s target and maximum annual bonus during this period will be 50% and 75%, respectively, of his annual base compensation. Mr. Magnuson’s target and maximum bonus amounts set forth above will apply until the earliest to occur of (i) the first material modification of the bonus plan (within the meaning of Section 162(m) of the Code), (ii) the expiration of the bonus plan, (iii) our first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which our initial public offering occurs, or (iv) such other date as required by Section 162(m) of the Code.

The agreement also provides that, subject to Mr. Magnuson’s execution and non-revocation of a general release of claims, if he is not reelected to our Board or if we remove or fail to nominate him (other than for “cause,” as defined in the agreement), we will pay him a lump-sum payment in an amount equal to the sum of (x) the greater of $300,000 or 100% of his then current annual base compensation as described above plus (y) his then current target annual bonus. If, however, such termination occurs within one year after a change in control of our Company or within the six-month period immediately before a change in control in connection with the change in control, the amount of this payment will be equal to 200% of the sum of (x) the greater of $300,000 or his then current annual compensation plus (y) his target annual bonus (or if greater, his annual bonus for the preceding year). In addition, in such event, all outstanding stock options and other equity-based awards held by Mr. Magnuson will become fully vested and exercisable on the later to occur of the termination of directorship or the change in control. If Mr. Magnuson remains employed by us after his directorship terminates, he will not be entitled to these payments or benefits until his employment terminates. Mr. Magnuson will not be entitled to these payments or benefits if the termination of his directorship results from his disability or death. Mr. Magnuson’s employment agreement provides that if his directorship is terminated by us within the six months prior to, or twelve months after, a change in control, the termination will be presumed to be without cause.

In the event that Mr. Magnuson voluntarily terminates his employment prior to the end of the employment term, the employment agreement provides that we may elect to retain him as a consultant for a period ending not later than the earlier of the first anniversary of his termination of employment or the second anniversary of the completion of this offering. Under this arrangement, Mr. Magnuson will be obligated to perform up to 10 hours of consulting services per month and we will pay him a consulting fee in an amount equal to the base compensation that he would have received for the consulting period had he remained employed by us. Subject to Mr. Magnuson’s compliance with the confidentiality, non-solicitation and non-compete covenants discussed below, the consulting fee is payable in full in a lump-sum upon completion of the consulting period.

Mr. Magnuson is also entitled to an additional tax gross-up payment under his agreement if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The agreement provides that Mr. Magnuson’s employment with us is not exclusive and, subject to the confidentiality, non-solicitation and non-compete covenants discussed below, will not limit Mr. Magnuson’s ability to provide services to any other person or entity, including CB Richard Ellis Investors, where he remains employed, or its affiliates and GI Partners. Mr. Magnuson’s agreement contains standard confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment or directorship and continue for the duration of the consulting period or a one-year period after termination of his employment or directorship (whichever is later). In addition, Mr. Magnuson’s employment agreement provides that he generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us or the period during which he is providing consulting services to us. This covenant will not prohibit Mr. Magnuson from providing management or other services in respect of real estate which do not involve the acquisition or ownership by him of technology real estate or from making investments in which he owns less than a 9.5% beneficial interest and has no active management role and, under limited circumstances, investments in which he owns more than a 9.5% interest.

401(k) Plan

Effective as of January 1, 2006, we amended and restated our 401(k) Plan in the form of an individually designed prototype plan sponsored by our Company for all employees who are at least age 21. The amended and restated 401(k) Plan permits eligible employees to elect to defer up to 80% of their annual compensation, subject to the maximum limits permitted under the Internal Revenue Code of 1986, as amended (the “Code”). Our Company provides a matching contribution equal to the sum of 100% of the first 3% of an eligible employee’s annual compensation deferrals, plus 50% of the next 2% of an eligible employee’s annual compensation deferrals. The amended and restated 401(k) Plan is intended to be a tax-qualified 401(k) safe harbor plan under of the Code.

Indemnification Agreements

We have entered into indemnification agreements with Messrs. Stein and Peterson and with each of our directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that:

•	If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our company, by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or other services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

•	If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in the right of our Company to procure a judgment in our company’s favor by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or other services;

•	provided, however, that we will have no obligation to indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding.

•	Upon application of a director or executive officer of our Company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•	the court determines that such director or executive officer is entitled to indemnification under the applicable section of the Maryland General Corporation Law (the “MGCL”), in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•	the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper personal benefit under the applicable section of MGCL;

provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our Company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

•	Notwithstanding, and without limiting, any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

•	We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

•	We must pay all indemnifiable expenses to the director or executive officer within 20 calendar days following the date the director or executive officer submits proof of the expenses to us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Equity Compensation Plan Information

2004 Incentive Award Plan

We have adopted the 2004 Incentive Award Plan of Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. The 2004 Incentive Award Plan provides for the grant of incentive awards to our and their employees, directors and consultants. Awards issuable under the 2004 Incentive Award Plan include stock options, restricted stock, dividend equivalents, stock appreciation rights, long-term incentive units, class C units, cash performance bonuses and other incentive awards. Only our employees and employees of our qualifying subsidiaries are eligible to receive incentive stock options under the 2004 Incentive Award Plan. We have reserved a total of 4,474,102 shares of our Common Stock for issuance pursuant to the 2004 Incentive Award Plan, subject to certain adjustments set forth in the plan. Each long-term incentive unit or class C unit issued under the 2004 Incentive Award Plan will count as one share of stock for purposes of calculating the limit on shares that may be issued under the 2004 Incentive Award Plan and the individual award limit discussed below.

With respect to stock option grants and other awards granted to our independent directors, the 2004 Incentive Award Plan is administered by our board of directors. With respect to all other awards, the 2004 Incentive Award Plan is administered by our compensation committee or another committee designated by our board of directors. Each member of the committee that administers the 2004 Incentive Award Plan will be both a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. The 2004 Incentive Award Plan provides that the plan administrator has the authority to designate recipients of awards and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule and terms of exercise.

The 2004 Incentive Award Plan provides that the maximum number of shares which may be subject to awards granted to any individual during any calendar year will not exceed 1,118,526 shares. However, this limit will not apply until the earliest of the first material modification of the 2004 Incentive Award Plan, the issuance of all of the shares reserved for issuance under the 2004 Incentive Award Plan, the expiration of the 2004 Incentive Award Plan, or the first meeting of our stockholders at which directors are to be elected that occurs more than three years after November 3, 2004.

The exercise price of nonqualified stock options and incentive stock options granted under the 2004 Incentive Award Plan must be at least 85% and 100%, respectively, of the fair market value of our Common Stock on the date of grant. Incentive stock options granted to optionees who own more than 10% of our outstanding Common Stock on the date of grant must have an exercise price that is at least 110% of fair market value of our Common Stock on the grant date. Stock options granted under the 2004 Incentive Award Plan will expire no later than ten years after the date of grant, or five years after the date of grant with respect to incentive stock options granted to individuals who own more than 10% of our outstanding Common Stock on the grant date. The purchase price, if any, of other incentive awards will be determined by the plan administrator.

The 2004 Incentive Award Plan also provides for the issuance of restricted stock awards and other incentive awards to eligible individuals. Restricted stock awards will generally be subject to such transferability and vesting restrictions as the plan administrator shall determine. With respect to other incentive awards under the 2004 Incentive Award Plan, such as stock appreciation rights, performance-based awards, dividend equivalents, stock payments and other stock-based awards, the plan administrator will determine the terms and conditions of such awards, including the purchase or exercise price, if any, of such awards, vesting and other exercisability conditions, and whether the awards will be based on specified performance criteria.

Long-term incentive units may be issued to eligible participants for the performance of services to or for the benefit of our operating partnership. Long-term incentive units, other than class C profits interest units, whether vested or not, will receive the same quarterly per unit distributions as common units in our operating partnership, which equal per share distributions on our Common Stock. Initially, long-term incentive units will not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events, long-term incentive units may achieve full parity with common units in our operating partnership for all purposes, and therefore accrete to an economic value for participants equivalent to our Common Stock on a one-for-one basis. If such parity is reached, vested long-term incentive units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership, including redemption rights. However, there are circumstances under which the long-term incentive units will not achieve full parity with common units of our operating partnership. Until and unless such parity is reached, the value that a participant will realize for a given number of vested long-term incentive units will be less than the value of an equal number of shares of our Common Stock.

In the event of certain corporate transactions and changes in our corporate structure or capitalization, the plan administrator may make appropriate adjustments to (i) the aggregate number and type of shares issuable under the 2004 Incentive Award Plan, (ii) the terms and conditions of any outstanding awards, including the number and type of shares issuable thereunder, and (iii) the grant or exercise price of each outstanding award. In addition, in the event of a change in control (as defined in the 2004 Incentive Award Plan), each outstanding award which is not converted, assumed or replaced by the successor corporation will become exercisable in full. The plan administrator also has the authority under the 2004 Incentive Award Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards. If a change in control occurs and outstanding awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the change in control such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse.

With the approval of our board of directors, the plan administrator may at any time terminate, amend or modify the 2004 Incentive Award Plan, provided that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, we must obtain stockholder approval of any amendment in such a manner and to such a degree as required, and without the approval of our stockholders, no amendment may increase the maximum number of shares issuable under the 2004 Incentive Award Plan, permit the plan administrator to grant options with an exercise price that is below the fair market value on the date of grant, or permit the plan administrator to extend the exercise period for an option beyond ten years from the date of grant. In addition, no stock option may be amended to reduce the exercise price of the shares subject thereto below the exercise price on the date on which the stock option is granted, and, subject to the 2004 Incentive Award Plan’s adjustment provisions, no stock option may be granted in connection with the cancellation or surrender of any stock option having a higher per share exercise price. Any termination, amendment or modification of the 2004 Incentive Award Plan which materially adversely affects any outstanding award requires the prior written consent of the affected holder. The 2004 Incentive Award Plan terminates on the earlier of the expiration of ten years from the date that it is adopted by our board of directors or the expiration of ten years from the date it is approved by our stockholders. No award may be granted under the 2004 Incentive Award Plan after its termination, but awards that are outstanding at such time will remain in effect. The 2004 Incentive Award Plan became effective as of October 24, 2004.

The 2004 Incentive Award Plan provides that no participant in the 2004 Incentive Award Plan will be permitted to acquire, or will have any right to acquire, shares thereunder if such acquisition would be prohibited by the stock ownership limits contained in our charter or would impair our status as a REIT.

Class C Profits Interest Units

On September 29, 2005, the Compensation Committee of our Board of Directors approved the grant to each of Messrs. Magnuson, Foust, Stein, Peterson and Crosby an award of unvested class C units under our 2004 Incentive Award Plan. Unvested class C units do not receive quarterly distributions. Pursuant to the class C profits interest units agreements entered into in connection with these grants, the class C units subject to each award will vest based on the achievement of a 10% or greater compound annual total stockholder return (which we refer to as the “performance condition”) combined with the executive’s continued service with our company or our operating partnership. If we achieve a compound annual total stockholder return equal to at least 10% over a period commencing on October 1, 2005 and ending on the earlier of September 30, 2008 and the date of a change in control of our company, the performance condition will be deemed satisfied with respect to a number of class C units that is based on the executive’s allocated percentage of an aggregate performance award pool. For purposes of calculating the total stockholder return during this period, the initial value of our Common Stock will be equal to $17.89 (which represents the five day trailing average of the closing prices of our Common Stock ending on September 30, 2005) and the ending value of our Common Stock will be based on the five day trailing average at the end of the performance period and will include an amount that would have been realized if all cash dividends paid during the performance period were reinvested in Common Stock on the applicable dividend payment date.

The aggregate amount of the performance award pool will be equal to 7% of the “excess stockholder value” created during the applicable performance period, but in no event will the amount of the pool exceed the lesser of $40,000,000 or the value of 2.5% of the total number of shares of our Common Stock and limited partnership units of our operating partnership at the end of the performance period. Under the class C profits interest units agreements, “excess stockholder value” is equal to the excess of (x) the aggregate market value of the total number of shares of Common Stock and units outstanding at the end of the performance period, plus the cumulative value of dividends paid during the performance period (assuming reinvestment in our Common Stock), over (y) the aggregate market value of the Common Stock and units as of October 1, 2005 earning a compound annual rate of return equal to 10% during the performance period, plus the aggregate market value of new shares of Common Stock and units issued by our company or our operating partnership during the performance period earning a compound annual rate of return equal to 10% from the date of issue through the end of the performance period.

Except in the event of a change in control of our company, 60% of the class C units that satisfy the performance condition will vest at the end of the three year performance period and an additional 1/60th of such class C units will vest on the date of each monthly anniversary thereafter, provided that the executive’s service has not terminated prior to the applicable vesting date. If, however, a change in control of our company occurs before September 30, 2008 and we achieve a compound annual total stockholder return (based on the price per share paid in the change in control transaction) equivalent to at least 10% during the period commencing on October 1, 2005 and ending on the date of the change in control, 100% of the class C units that satisfy the performance condition as of the change in control date will vest immediately prior to the change in control. In addition, if a change in control of our company occurs after the performance condition has been satisfied and the executive remains a service provider, the class C units will fully vest immediately prior to the change in control.

If the executive’s service is terminated due to death or disability or without cause (or for good reason if the executive’s employment agreement contemplates a “good reason” termination) prior to the end of the performance period or change in control date and we later satisfy the performance condition, a pro rata portion of the class C units will then vest based on the executive’s length of service during the performance period (20% if the executive remained in service through September 30, 2006 and 1/60th on each subsequent monthly anniversary thereafter).

To the extent that any class C units fail to satisfy the performance condition at the end of the performance period (or the change in control date, if earlier), such class C units will automatically be cancelled and forfeited by the executive. In addition, any class C units which are not eligible for pro rata vesting in the event of a termination of the executive’s employment due to death or disability or without cause (or for good reason, if applicable) will automatically be cancelled and forfeited upon a termination of the executive’s employment.

In the event that the value of the executive’s allocated portion of the award pool that satisfies the performance condition equates to a number of class C units that is greater than the number of class C units awarded to the executive, we will make an additional payment to the executive in the form of a number of shares of our restricted stock equal to the difference. Sixty percent of the shares of restricted stock will be vested at the time of issuance and 1/60th of such shares will vest on each monthly anniversary thereafter, subject to full accelerated vesting in the event of a subsequent change in control of our company. If, however, this additional payment is made in connection with a change in control of our company that satisfies the performance condition, all of the shares issued will be fully vested at the time of issuance. If the executive’s service is terminated due to death or disability or without cause (or for good reason, if applicable) prior to the end of the performance period or change in control date, the executive will be entitled to receive a similar pro rata payment, based on his service during the performance period, in the form of shares of fully vested Common Stock rather than restricted stock.

All determinations, interpretations and assumptions relating to the vesting and calculation of the awards under the class C profits interest units agreements will be made by the administrator of our 2004 Incentive Award Plan (presently the Compensation Committee). In addition, the administrator may, in its discretion, adjust or modify the methodology for calculating the vesting of the awards (other than the executive’s allocated percentage of the performance award pool) to account for events affecting the value of our Common Stock which the administrator of our 2004 Incentive Award Plan does not consider indicative of our performance, such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events.

Equity Compensation Plan Table

The following table provides information with respect to shares of our Common Stock that may be issued under existing equity compensation plans.

Equity Compensation Plans(1)

	(a)	(b)	(c)	(d)
	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of Common Stock issuable upon redemption of outstanding long-term incentive units and class C units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c))(2)
Plan Category
Equity Compensation plans approved by stockholders	939,841	$13.27	2,802,671	587,039

Equity Compensation plans not approved by stockholders	N/A	N/A	N/A	N/A

(1)	Information as of December 31, 2005.
(2)	Includes shares available for future restricted stock grants and shares issuable upon redemption of long-term incentive units available to be granted under the 2004 Incentive Award Plan.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

Compensation Committee Report on Executive Compensation*

The Compensation Committee of the Board of Directors of Digital Realty Trust, Inc. (the “Company”) is currently composed of three independent directors, Dennis E. Singleton (Chair), Kathleen Earley and Ruann F. Ernst, Ph.D. The Compensation Committee has overall responsibility for our executive compensation policies and practices, including:

•	annually reviewing and, if necessary, revising the compensation philosophy of the Company;

•	determining the compensation of our Chief Executive Officer, subject to existing employment agreements;

•	reviewing and approving all other named executive officers’ compensation; and

•	managing annual bonus, long-term incentive, stock option, employee pension and welfare benefit plans.

From time-to-time, the Compensation Committee may retain compensation and other consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other awards payable to our executive officers, as well as to guide us in the development of near-term and long-term individual performance objectives and awards necessary to achieve long-term profitability.

*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Philosophy and Policies. The objective of our executive compensation program is to attract, retain and motivate talented executives who can help the Company maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program uses a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to encourage high performance, promote accountability and ensure that the interests of executives are aligned with the interests of the Company’s stockholders by linking a portion of executive compensation directly to increases in stockholder value. We seek to provide total compensation to our executive officers that is comparable to total compensation paid by comparable REITs and other real estate companies.

Two primary types of compensation may be provided to our executive officers:

•	annual compensation, which includes (i) a base salary, intended to provide a stable annual salary for each executive officer at a level consistent with such officer’s individual contributions and (ii) annual performance bonuses, intended to link each executive officer’s compensation to our performance and to such officer’s performance; and

•	long-term compensation, which includes grants of stock options, restricted stock, dividend equivalents, stock appreciation rights, long-term incentive units and other equity-based compensation intended to encourage actions to maximize stockholder value.

Annual Base Salary. The initial base salary for each of our named executive officers is provided for in the employment agreement between the Company and the relevant officer. The base salaries of our named executive officers are subject to increase pursuant to the Company’s policies as in effect from time-to-time. Salary levels of executive officers are generally established after a review of data for executives in similar positions in comparable REITs and other real estate companies. When reviewing individual base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility and competitive pay practices, as well as other subjective factors (such as the individual’s experience). These considerations necessarily vary from individual to individual. The employment agreement of Richard A. Magnuson, our Executive Chairman, provides for an annual base salary of $150,000 until such time as GI Partners ceases to own a beneficial interest of 10% or more in our operating partnership. Thereafter, Mr. Magnuson’s base salary will be $300,000. The employment agreement of Michael F. Foust, our Chief Executive Officer, provided for an initial annual base salary of $350,000. For 2006, Mr. Foust’s base salary is $425,000.

Annual Incentive Bonuses. Annual incentives are provided in the form of cash bonuses to be paid pursuant to our 2004 Incentive Award Plan if certain performance objectives are achieved. Each named executive officer’s employment agreement provides for an annual bonus within a range based on a percentage of the executive’s base salary. However, bonuses are ultimately discretionary, except as provided in the employment agreements, and are subject to final determinations based upon the Compensation Committee’s evaluation of each executive’s performance. Bonuses for 2005 were determined and paid in 2006. Details may be found in the Summary Compensation Table in the section “Executive Compensation” of the Proxy Statement of which this report is a part.

Long-Term Incentive Compensation. The Compensation Committee recognizes that, while our bonus programs provide awards for positive short-term and mid-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. Long-term incentives may be provided to executives either through grants of stock options, restricted stock, dividend equivalents, stock appreciation rights, long-term incentive units or other awards pursuant to our 2004 Incentive Award Plan, which is administered by the Compensation Committee. A description of our 2004 Incentive Award Plan may be found in the section “Equity Compensation Plan Information” of the Proxy Statement of which this report is a part. The Compensation Committee has the discretion to determine those individuals to whom awards will be granted and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule and terms of exercise, subject to the provisions of the 2004 Incentive Award Plan. The exercise price of nonqualified stock options and incentive stock options must be at least 85% and 100%, respectively, of the fair market value of our Common Stock on the date of grant.

In 2005, the Compensation Committee commissioned the Schonbraun McCann Group LLC to provide recommendations for a comprehensive long-term incentive compensation program for the executive management team. After reviewing the recommendations of the Schonbraun McCann Group LLC, the Committee granted 95,817 long-term incentive units, a 74.75% interest in the performance award pool with respect to class C profits interest units (class C units) and options to purchase 50,000 shares of our Common Stock to our named executive officers. Details of all of these awards may be found in the section “Executive Compensation” of the Proxy Statement of which this report is a part. Descriptions of long-term incentive units and class C units may be found in the section “Equity Compensation Plan Information” of the Proxy Statement of which this report is a part.

2005 Chief Executive Officer Compensation. For the fiscal year ended December 31, 2005, Mr. Foust’s annual base salary was $350,000. Based in part on the recommendations of the Schonbraun McCann Group LLC, and in recognition of Mr. Foust’s contributions to the achievement of the Company’s goals and continued successful execution of the Company’s long-term business plan, the Committee granted to Mr. Foust 40,650 long-term incentive units and an 18.75% interest in the performance award pool with respect to class C units (represented by 250,000 class C units, subject to adjustment in accordance with the terms of the award). The Compensation Committee approved a cash bonus in the amount of $262,500 for Mr. Foust based on the Company’s performance and Mr. Foust’s achievement of the 2005 performance objectives established for him by the Compensation Committee.

2005 Executive Chairman Compensation. For the fiscal year ended December 31, 2005, Mr. Magnuson’s annual base salary was $150,000. Based in part on the recommendations of the Schonbraun McCann Group LLC, and in recognition of Mr. Magnuson’s contributions to the achievement of the Company’s goals and continued successful execution of the Company’s long-term business plan, the Committee granted to Mr. Magnuson a 25% interest in the performance award pool with respect to class C units (represented by 333,333 class C units, subject to adjustment in accordance with the terms of the award). The Compensation Committee approved a cash bonus in the amount of $225,000 for Mr. Magnuson based on the Company’s performance and Mr. Magnuson’s achievement of the 2005 performance objectives established for him by the Compensation Committee.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any named executive officers other than compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Our Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. In the appropriate circumstances, however, the Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders.

COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Dennis E. Singleton, Chair

Ruann F. Ernst, Ph.D.

Kathleen Earley

Performance Measurement Comparison*

The following graph provides a comparison of cumulative total stockholder return for the period from November 3, 2004 (the date upon which our Common Stock began publicly trading) through December 31, 2005 among the Company, the Standard & Poor’s (“S&P”) 500 Index and the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) Equity REIT Total Return Index (the “Equity REIT Index”). The Equity REIT Index includes all tax-qualified equity REITs listed on the NYSE, the American Stock Exchange and the NASDAQ Stock Market. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, we will provide any stockholder with a list of the REITs included in the Equity REIT Index. The stock performance graph assumes an investment of $100.00 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.

Source: Bloomberg and NAREIT

	Nov 3, 2004	Dec 31, 2004	Dec 31, 2005
Equity REIT Index	100.0	108.0	121.1
S&P 500 Index	100.0	106.3	111.6
Digital Realty Trust, Inc.	100.0	113.6	202.0

*	The material in this performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

AUDIT MATTERS

Audit Committee Report*

The Audit Committee assists the Board of Directors (the “Board”) of Digital Realty Trust, Inc. (the “Company”) with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and its internal control over financial reporting and for reviewing the Company’s quarterly financial statements.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2005 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of and plans for the audit by KPMG LLP. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Laurence A. Chapman, Chair

Ruann F. Ernst, Ph.D.

Dennis E. Singleton

*	The material in this report is not soliciting material is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Independent Registered Public Accounting Firm

The following summarizes the fees incurred for KPMG LLP’s services for the years ended December 31, 2005 and 2004:

	2005	2004
Audit Fees(1)	$1,854,903	$2,831,743
Audit-Related Fees(2)	89,000	40,000
Tax Fees(3)	119,794	140,000
All Other Fees	71,130	—

Total Fees	$2,134,827	$3,011,743

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the Company’s common and preferred stock offerings, audits of statements of revenue and certain expenses for acquired properties, reviews of the Company’s quarterly financial statements, and audits of the Company’s annual financial statements.
(2)	“Audit-related fees” include fees relating to audits of separate financial statements for certain properties which were required by lenders for such properties and other audit services related to lender requirements.
(3)	“Tax fees” are fees related to preparation of 2004 tax returns for the Company, our operating partnership and taxable REIT subsidiaries.

All audit, audit-related and tax services provided by KPMG LLP were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Certain Properties by GI Partners Prior to our Initial Public Offering

Through various transactions during the two years prior to the completion of our initial public offering, GI Partners acquired the following properties (the aggregate purchase price paid by GI Partners for each property is indicated parenthetically): 300 Boulevard East ($57,030,000); 2334 Lundy Place ($28,500,000); 2440 Marsh Lane ($12,000,000); 34551 Ardenwood Boulevard 1-4 ($57,000,000); 2010 East Centennial Circle ($22,400,000); 375 Riverside Parkway ($13,500,000); 3300 East Birch Street ($10,150,000); 4055 Valley View Lane ($33,200,000); 47700 Kato Road & 1055 Page Avenue ($25,000,000); 7979 East Tufts Avenue ($35,050,000); 100 Technology Center Drive ($38,100,000); 4849 Alpha Road ($17,200,000); 600 West Seventh ($75,000,000); 2045 & 2055 LaFayette Street ($60,000,000); 100 & 200 Quannapowitt Parkway ($58,000,000); 11830 Webb Chapel Road ($45,850,000); 150 South First Street ($36,500,000) and 3065 Gold Camp Drive (75% interest for $9,600,000).

GI Partners Contribution Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a contribution agreement with GI Partners pursuant to which GI Partners contributed its direct or indirect interests in a portfolio of properties to the operating partnership in exchange for units and the assumption of debt. Under GI Partners’ contribution agreement, GI Partners directly received 31,930,695 units and we assumed or repaid an aggregate of $548.8 million of debt. The aggregate value of the units issued to GI Partners was $383.2 million, based upon the initial public offering price of our Common Stock of $12.00 per share.

Pursuant to the GI Partners’ contribution agreement, we assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed. GI Partners’ contribution agreement contains representations and warranties by GI Partners to our operating partnership with respect to the condition and operations of the properties and interests contributed to us and certain other matters. With some exceptions, GI Partners has agreed to indemnify our operating partnership for breach of these representations and warranties on or prior to February 15, 2006, subject to a $500,000 deductible and up to a maximum of $15.0 million. GI Partners pledged units to our operating partnership with a value, based on the initial public offering price of $12.00 per share of our Common Stock, equal to $15.0 million, in order to secure its indemnity obligations, and except in limited circumstances, these units will be the sole recourse of our operating partnership in the case of a breach of a representation or warranty or other claim for indemnification.

In connection with the consummation of our initial public offering, GI Partners caused the entities that own the properties contributed to us to make special distributions payable to GI Partners in an aggregate amount of approximately $5.2 million. These distributions were in an amount calculated to approximate customary commercial real estate prorations, whereby the buyer and seller apportion rents, taxes, utilities, escrowed or restricted funds and other operating expenses. Such distributions were contemplated by the parties in connection with determining the aggregate consideration to be received by GI Partners under its contribution agreement.

3065 Gold Camp Drive Purchase Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a purchase and sale agreement with GI Partners pursuant to which GI Partners transferred its 75% direct or indirect interest in the entity that owns 3065 Gold Camp Drive for a purchase price in cash equal to the amount paid by GI Partners to acquire the property plus transaction costs and expenses, for a maximum aggregate price of approximately $10.3 million. The purchase and sale agreement contains representations and warranties by GI Partners to our operating partnership with respect to the interests transferred to us and certain other matters. GI Partners has agreed to indemnify us for breach of these representations and warranties on or prior to February 15, 2006. On January 21, 2005, we purchased the remaining 25% interest from an unrelated third party for $4.1 million.

200 Paul Avenue and 1100 Space Park Drive Contribution Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a contribution agreement with San Francisco Wave Exchange, LLC, Santa Clara Wave Exchange, LLC and Exchange Colocation, LLC, referred to below as the eXchange parties, pursuant to which the eXchange parties contributed their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities to the operating partnership in exchange for cash, units and the assumption of debt. Under the eXchange parties’ contribution agreement, the eXchange parties directly received $15.0 million in cash, 5,935,846 units and we assumed or repaid an aggregate of $62.8 million of indebtedness encumbering the properties.

Pursuant to the eXchange parties’ contribution agreement, we assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed. The eXchange parties’ contribution agreement contains representations and warranties by the eXchange parties to our operating partnership with respect to the condition and operations of the properties and interests to be contributed to us and certain other matters. The eXchange parties agreed to indemnify our operating partnership for breach of these representations and warranties on or prior to February 15, 2006, subject to a $150,000 deductible and up to a maximum of $5.0 million. The eXchange parties pledged units to our operating partnership with a value, based on the initial public offering price of $12.00 per share of our Common Stock in our initial public offering, equal to $5.0 million, in order to secure its indemnity obligations, and, except in limited circumstances, these units will be the sole recourse of our operating partnership in the case of a breach of a representation or warranty or other claim for indemnification.

Under the eXchange parties’ contribution agreement, we agreed to indemnify each eXchange party against adverse tax consequences in the event our operating partnership directly or indirectly, sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in 200 Paul Avenue or 1100 Space Park Drive until the earlier of November 3, 2013 and the date on which these contributors hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering. The 200 Paul Avenue and 1100 Space Park Drive properties represented 10.6% of our portfolio’s annualized rent as of December 31, 2005. These tax indemnities do not apply to the disposition of a restricted property pursuant to a transaction described in Section 721, 1031 or 1033 of the Code, or other applicable non-recognition provision under the Code.

Under the eXchange parties’ contribution agreement, we agreed to make $20.0 million of indebtedness available for guaranty by these parties until the earlier of November 3, 2013 and the date on which these contributors or certain transferees hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering. Among other things, these guaranties of debt allow the eXchange parties to defer the recognition of gain in connection with the contribution of these properties.

200 Paul Avenue and 1100 Space Park Drive Property Management Agreement

Concurrently with the consummation of our initial public offering, we entered into a property management agreement with the eXchange parties. We entered into this agreement in order to maintain continuity of management until we internalize our property management function. Under the terms of the agreement, the eXchange parties generally supervised the operation and management of the 200 Paul Avenue and 1100 Space Park Drive properties in exchange for a monthly management fee in the amount of 2% of the gross monthly rents and other revenues received from the properties. We were responsible for all leasing commissions and costs of on-site employees of the eXchange parties. We terminated this agreement on February 28, 2005.

Partnership Agreement

Concurrently with the consummation of our initial public offering, we entered into a partnership agreement with the various limited partners of our operating partnership, including GI Partners and the eXchange parties.

Pursuant to the partnership agreement, persons holding units as a result of the formation transactions consummated concurrently with our initial public offering have rights beginning on January 3, 2006 to cause our operating partnership to redeem each of their units for cash equal to the then-current market value of one share of Common Stock, or, at our election, to exchange their units for shares of our Common Stock on a one-for-one basis.

Executive Chairman and Employment Agreements

We have entered into employment agreements with our executive officers as described in “Executive Compensation—Employment Agreements” and an agreement with the Executive Chairman of our Board of Directors as described in “Executive Compensation—Executive Chairman Agreement” that became effective in connection with the consummation of our initial public offering and the related formation transactions. These agreements provide for salary, bonuses and other benefits, including severance benefits upon a termination of employment, as well as vested long-term incentive units and option awards, among other matters.

We have also issued 6,448 long-term incentive units to each of our outside directors under our 2004 Incentive Award Plan.

Indemnification of Officers and Directors

Effective upon the consummation of our initial public offering, we entered into an indemnification agreement with our named executive officers and directors as described in “Executive Compensation—Indemnification Agreements.”

Right of First Offer Agreements

We have a right of first offer agreement with respect to a property in Frankfurt, Germany which is currently owned by GI Partners. Pursuant to the agreement, we have the right to make the first offer to purchase the property if GI Partners decides to sell it. If we make an offer that is rejected, GI Partners may sell the property, but only to a third party within 180 days thereafter, on terms that are better than the terms of our offer or the unsolicited offer that we elected not to match. Any purchase by us of this property may be paid by us with units, with each unit valued at the then-fair market value of a share of our Common Stock, or in cash. The right of first offer agreements will expire on the earlier of December 31, 2009, upon the completion of the dissolution of GI Partners or the date on which GI Partners no longer owns the property.

We also had a right of first offer agreement with respect to 8534 Concord Center Drive, in Englewood, Colorado, which was owned by GI Partners. We purchased this property for $16.5 million paid in cash in June 2005. The transaction was negotiated at arm’s-length with GI Partners and was approved by the independent members of our board of directors. An independent appraisal commissioned by us in January 2005 determined that the property had a market value of $17,000,000.

Registration Rights

We have granted those persons who received units in the formation transactions, including GI Partners, certain registration rights with respect to the shares of our Common Stock that may be acquired by them in connection with the exercise of the redemption/exchange rights under the partnership agreement of our operating partnership. These registration rights require us to seek to file a “shelf” registration statement covering all such shares of Common Stock by January 3, 2006. On November 14, 2005, we filed such a shelf registration statement. In addition, commencing on March 3, 2006, each of GI Partners and another third party who received units in the formation transaction have the right, on one occasion, to require us to undertake a “demand” registration.

We have also granted registration rights to GI Partners with respect to any units issued, or to be issued, upon exercise of the right of first offer agreement with respect to the property in Frankfurt, Germany, effective as of the date which is 14 months following the closing of the acquisition. In the event we fail to file this registration statement or fail to maintain its effectiveness, holders will have the right (subject to certain limitations) to have their shares included in any registration statement we file for an underwritten public offering, and holders who individually or in the aggregate own more than $5.0 million of such shares will have the right to require us to register all such shares of our Common Stock, provided that we will not be required to effect more than one such demand registration in any twelve-month period.

Transition Services Agreement with CB Richard Ellis Investors

We entered into a transition services agreement with CB Richard Ellis Investors pursuant to which CB Richard Ellis Investors provided us with transitional accounting and other services for an interim period ending no later than December 31, 2005. We paid CB Richard Ellis Investors a one-time fee of $58,500 for these services, and were also required to reimburse CB Richard Ellis Investors for reasonable travel and other out of pocket expenses. This agreement has since expired.

Linc Facility Services Agreements

In April 2005, we entered into two agreements with Linc Facility Services, LLC, or LFS, on a “cost plus” basis, primarily for personnel providing for operations and maintenance repairs of the mechanical, electrical, plumbing and general building service systems of five of our properties. Under the first agreement, our first year estimated cost for services LFS performs for 600 West Seventh Street is $359,061 plus a 6% fee. Under the second agreement, our estimated cost for services LFS performs for 200 Paul Avenue, 1100 Space Park and 150 South First Street is $493,028 plus a fee of 5% – 6%, depending on the services performed. Each of these contracts is for an initial term of two years and will be automatically renewed unless terminated. In January 2005, we entered into a contract with Linc Service, LLC primarily for HVAC maintenance services for 11830 Webb Chapel Road. Our estimated cost for the one-year term of this contract is approximately $3,495. In 2004, we also entered into two contracts with Linc Services, LLC primarily for HVAC maintenance services for 2323 Bryan Street. Each contract provides services to a different space in 2323 Bryan Street and is for a one-year term. Our estimated costs for the contracts are $10,788 and $4,248, respectively.

LFS and Linc Service, LLC and Linc Services, LLC belong to The Linc Group, which GI Partners has owned since late 2003.

Employment Relationships

Prior to the consummation of our initial public offering, Richard A. Magnuson, our Executive Chairman, Michael F. Foust, our Chief Executive Officer and Scott E. Peterson, our Senior Vice President, Acquisitions, were employees of CB Richard Ellis Investors. A. William Stein, our Chief Financial Officer and Chief Investment Officer, provided services to GI Partners under a consulting relationship. Mr. Crosby, our Senior Vice President, Sales and Technical Services, is a managing director of Proferian, LLC, a former service provider to GI Partners. Mr. Magnuson remained an employee of CB Richard Ellis Investors following the consummation of the initial public offering. Effective upon the consummation of the initial public offering, the employment of Messrs. Foust and Peterson with CB Richard Ellis Investors terminated and they became our full-time employees and the consulting relationship between A. William Stein and GI Partners ceased. See “Executive Compensation—Employment Agreements.”

Transfer of Letters of Credit to the Company from GI Partners

As of December 31, 2004, GI Partners had $1.2 million of letters of credit outstanding that secure obligations relating to two of the Company’s properties, 600 West Seventh Street and 7979 East Tufts Avenue. These letters of credit were initially issued in lieu of making deposits required by a local utility and in lieu of establishing a restricted cash account on behalf of a lender. The Company transferred these letters of credit to the Company in January 2006. The Company was reimbursing GI Partners for the costs of maintaining the letters of credit, which are less than $5,000 per quarter.

Settlement of Foreign Currency Forward Contract Assumed from GI Partners

On January 24, 2005, we settled the foreign currency forward contract that we assumed from GI Partners related to 6 Braham Street, located in the United Kingdom, for a payment of approximately $2.5 million. On the same date we entered into a new foreign currency forward contract to hedge the foreign currency risk related to owning a property in the United Kingdom. On February 4, 2005 GI Partners reimbursed us for $1.9 million of such settlement since it was determined that the negative value associated with the forward contract was not otherwise factored into the determination of the number of units that were granted to GI Partners in exchange for its interests in Camperdown House.

Non-Competition Agreement with Global Innovation Partners, LLC

We entered into a non-competition agreement with GI Partners pursuant to which GI Partners agreed not to acquire or own interests, directly or indirectly, in technology-related real estate properties in the United States or Europe for the remainder of GI Partners’ investment period, which ended in February 2006.

Other Benefits to Related Parties and Related Party Transactions

CB Richard Ellis Investors, Richard Magnuson, the Executive Chairman of our Board of Directors, Michael Foust, our Chief Executive Officer and a member of our Board of Directors, and Scott Peterson, our Senior Vice President, Acquisitions, are investors in Global Innovation Manager, LLC, or GI Manager, the manager of GI Partners. GI Manager is entitled under certain circumstances to share in distributions made by GI Partners to its investors, including distributions related to GI Partners’ ownership interest in our operating partnership. Under the terms of GI Partners’ constitutive agreement, GI Manager is only entitled to share in distributions after the other investors in GI Partners—CalPERS and GI Contributor—receive a return of their invested capital and a specified rate of return from their capital investments. Distributions from GI Partners to GI Manager are distributed by GI Manager 50% to CB Richard Ellis Investors, and 50% to certain individuals presently or historically involved with GI Partners, including Messrs. Magnuson, Foust and Peterson.

CB Richard Ellis Investors is the sole member of Global Innovation Advisor, LLC, or GI Advisor. GI Advisor manages the investments of GI Partners on behalf of GI Manager. Mr. Magnuson is a member of the management and investment committees of GI Advisor, for which he is not separately compensated.

Mr. Magnuson is the chief executive officer of GI Advisor, for which he is not separately compensated.

The Company and the Company’s predecessor paid additional compensation, not encompassed in management fees, to affiliates of CB Richard Ellis Investors for real estate services. The following table presents fees incurred by the Company and the Company’s predecessor and earned by affiliates of CB Richard Ellis Investors, for the year ended December 31, 2005 (in thousands):

Lease commissions	$751
Brokerage fees	—
Property management fees and other	1,191

Total	$1,942

ANNUAL REPORT ON FORM 10-K

Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2005, by downloading the report from the Investor Relations section of the Company’s Internet site at www.digitalrealtytrust.com; or by writing to Investor Relations, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2005, the Reporting Persons met all applicable Section 16(a) filing requirements, except that on November 1, 2005 a Form 4 was filed on behalf of each of Messrs. Foust and Peterson and Crosby on the third rather than the second business day after the reported transactions due to technical difficulties, and a Form 3 was filed on behalf of our controller on December 8, 2005 rather than on November 21, 2005.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the Company’s 2007 annual meeting. To be eligible for inclusion in the Company’s 2007 Proxy Statement, your proposal must be received in writing not later than December 1, 2006 and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2007 Annual Meeting, you must comply with the procedures contained in our Bylaws, including notifying the Company in writing in a timely manner and such business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to our Secretary at our principal executive office at 560 Mission Street, Suite 2900, San Francisco, California 94105 not earlier than November 1, 2006 and not later than 5 P.M. Pacific Time on December 1, 2006. In the event that the date of the 2007 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2006 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of the meeting and not later than 5:00 P.M., Pacific Time, on the later of the 120th day prior to the date of the meeting and the 10th day following the date of the first public announcement of the meeting.

Our Bylaws provide that nominations of persons for election to the Board and the proposal of business to be considered by our stockholders may be made at an annual meeting pursuant to the Company’s notice of meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws. A stockholder’s notice regarding a director nomination shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such individual, (b) the class, series and number of shares of stock of the Company that are beneficially owned by such individual (c) the date such shares were acquired and the investment intent of such acquisition and (d) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, (a) the class series and number of all shares of stock of the Company which are owned by such stockholder and such Stockholder Associated Person and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by such Stockholder Associated Person and (b) the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice. “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under the common control with such Stockholder Associated Person.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

You may write to the Secretary of the Company at our principal executive office, 560 Mission Street, Suite 2900, San Francisco, California 94105, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, direct your written request to Investor Relations, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105, or contact Investor Relations by telephone at (415) 738-6500. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

By Order of Our Board of Directors

A. William Stein

Secretary

March 31, 2006

PROXY

DIGITAL REALTY TRUST, INC.

proof 2

2006 ANNUAL MEETING OF STOCKHOLDERS

MAY 1, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of Digital Realty Trust, Inc. (the “Company”) described on the reverse side, hereby appoints Richard A. Magnuson and Michael F. Foust, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) to be held on Monday, May 1, 2006 at 11:00 a.m., local time, at 560 Mission Street, 8th Floor (The Mission Room), San Francisco, California, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

proof 2

DIGITAL REALTY TRUST, INC.

May 1, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

Each proposal below has been proposed by the Company. The Board of Directors recommends a vote “FOR” each proposal listed below. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each such nominee, as shown here:

FOR AGAINST ABSTAIN

1. ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS AND UNTILTHEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY. The following are the Company’s nominees for election as directors of the Company:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Richard A. Magnuson

Michael F. Foust

Laurence A. Chapman

Kathleen Earley

Ruann F. Ernst, Ph.D.

Dennis E. Singleton

2. RATIFYING THE SELECTION OF KPMG LLP AS THE

COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2006.

3. TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2006 AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Signature of Stockholder: Date: Signature of Stockholder: Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full

¦ title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.